EXHIBIT 5.1

June 6, 2014

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Ladies and Gentlemen:

We have acted as counsel to Old National Bancorp, an Indiana corporation (the “Corporation”), in connection with the preparation and filing of an automatic registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2014 (the “Registration Statement”) providing for the registration of an unspecified amount of Securities (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), consisting of the following:

(i)	senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities”) of the Corporation (collectively, “Debt Securities”);

(ii)	shares of common stock, no par value, of the Corporation (“Common Stock”);

(iii)	shares of preferred stock, no par value, of the Corporation (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”);

(iv)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (“Warrants”);

(v)	contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (“Purchase Contracts”); and

(vi)	units (“Units”), which are comprised of one or more of the Securities (as defined below) in any combination.

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Depositary Receipts, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.”

We have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the respective indentures or forms of indentures, as the case may be, as filed with the Commission for the respective Debt Securities (including, as exhibits, proposed forms of instruments thereunder) between the Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee under each indenture (the “Trustee”), providing for the issuance of

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June 6, 2014

the respective Debt Securities from time to time on the terms thereof (each an “Indenture” and, collectively, the “Indentures”); (iii) the Corporation’s amended and restated articles of incorporation and amended and restated by-laws, each as amended to the date hereof; (iv) corporate proceedings of the Corporation relating to the Registration Statement, the Indentures and the transactions contemplated thereby; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation. In rendering this opinion, we have assumed that (1) the forms of agreements we reviewed will be executed in the form that we reviewed; (2) the parties to the documents (other than the Corporation) have the necessary power and authority to execute, deliver and perform their obligations under the respective documents, such execution, delivery and performance does not violate such parties’ organizational documents or relevant laws, and such parties have duly authorized, executed and delivered the documents; (3) genuineness of signatures, and the documents to which such parties are signatories are valid and binding on the applicable parties; (4) the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals; (5) the conformity to the originals of all documents, records and certificates submitted to us as copies; (6) the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies; (7) the organizational documents of the Corporation are not amended or modified in any respect relevant and material to our opinions expressed herein; and (8) the terms of the Securities are established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation.

Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

(1)	when (i) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (ii) such Debt Securities have been duly executed, authenticated, and delivered in accordance with the applicable Indenture; and (iii) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Debt Securities so issued (including any Debt Securities issued in settlement of Purchase Contracts or Units) will constitute valid and binding obligations of the Corporation;

(2)	except with respect to Common Stock issuable upon (x) the conversion of Securities that are by their terms convertible (“Convertible Securities”) or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action

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June 6, 2014

to authorize and approve the issuance of the Common Stock has been taken and (ii) the Common Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Common Stock will be validly issued, fully paid and nonassessable;

(3)	with respect to Common Stock issuable upon the conversion of Convertible Securities that are by their terms convertible, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon conversion of the Convertible Securities has been taken, (ii) such Convertible Securities have been converted in accordance with their terms and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

(4)	with respect to Common Stock issuable upon settlement of Purchase Contracts or Units comprised of Common Stock and any one or more other Securities, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon settlement of the Purchase Contracts or Units has been taken, (ii) such Purchase Contracts or Units have been settled in accordance with their terms and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

(5)	except with respect to Preferred Stock issuable upon (x) the conversion of Convertible Securities or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof), (ii) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) the Preferred Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of the applicable consideration, the Preferred Stock will be validly issued, fully paid and nonassessable;

(6)	with respect to Preferred Stock issuable upon the conversion of Convertible Securities which are by their terms convertible, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon conversion of Convertible Securities, (ii) articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) such Convertible Securities have been converted in accordance with their terms, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

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June 6, 2014

(7)	with respect to Preferred Stock issuable upon settlement of Purchase Contracts or Units comprised of Preferred Stock and any one or more other Securities, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon settlement of Purchase Contracts or Units, (ii) articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) such Purchase Contracts or Units have been settled in accordance with their terms, such Preferred Stock will be validly issued, fully paid and nonassessable;

(8)	when (i) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) with a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”), (ii) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Depositary Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Depositary Agreement, the Depositary Receipts will constitute valid and binding obligations of the Corporation and will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement;

(9)	when (i) all necessary corporate action to approve and authorize the execution and delivery of a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement (the “Warrant Agreement”) has been taken, (ii) such Warrant Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Corporation;

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June 6, 2014

(10)	when (i) all necessary corporate action to approve and authorize the execution and delivery of Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement has been taken, (ii) such Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of such Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (iv) such Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and binding obligations of the Corporation; and

(11)	when (i) all necessary corporate action to approve and authorize the issuance of Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement (the “Unit Documents”) has been taken, (ii) the Units and the Unit Documents have been executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and binding obligations of the Corporation.

Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any document or instrument of the Corporation, such opinions are subject to the qualifications that: (i) the enforceability of any document or instrument of the Corporation may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and similar laws relating to or affecting the enforcement of creditors’ rights; (ii) the enforceability of equitable rights and remedies provided for in any such agreement is subject to judicial discretion, and the enforceability of such agreement may be limited by general principles of equity; (iii) the enforceability of such document or instrument may be limited by public policy; and (iv) certain remedial, waiver and other provisions of such document or instrument may be unenforceable.

The foregoing opinions are limited to the Federal laws of the United States and the laws of the State of Indiana as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Old National Bancorp

June 6, 2014

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Corporation or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement, in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of Section 11 of the Securities Act, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Krieg DeVault LLP

Krieg DeVault LLP